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                                                                   Exhibit 4.2.1



                FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

         THIS FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT (this "AMENDMENT"), dated as of June 7, 2005, is by and among Leap Wireless International, Inc., a Delaware corporation (the "COMPANY"), and the Holders of Registrable Securities who are parties hereto.

                                    RECITALS

         A. The Company and the Holders of Registrable Securities who are parties hereto previously entered into that certain Registration Rights Agreement dated as of August 16, 2004 (the "AGREEMENT").

         B. Pursuant to Section 10.3 of the Agreement, the Agreement may be amended only by a written agreement signed by the Company and the Holders of a majority of the Registrable Securities then outstanding.

         C. The Company and the Holders of Registrable Securities who are parties hereto, constituting a majority of the outstanding Registrable Securities, now desire to amend the Agreement as set forth herein.

                                   AGREEMENTS

         In consideration of the foregoing, and the agreements set forth below, the parties hereby agree with each other as follows:

         1. DEFINITIONS. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

         2. AMENDMENT TO SECTION 4.1. The phrase "within thirty (30) days following the issuance by the Company's independent public accountants of their audit report covering the Company's post-emergence "fresh-start" financial statements" set forth in the first sentence of Section 4.1 of the Agreement shall be deleted in its entirety and shall be replaced with the phrase "not later than June 30, 2005".

         3. NO OTHER AMENDMENTS. Except as expressly provided in this Amendment, the Agreement is, and shall continue to be, in full force and effect in accordance with its terms, without amendment thereto, and is, in all respects, ratified and confirmed. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument. This Amendment may be executed by facsimile signatures.

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         IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Registration Rights Agreement to be duly executed and delivered as of the date first above written.

                                    LEAP WIRELESS INTERNATIONAL, INC.


                                    By: /s/ Robert J. Irving, Jr.
                                        ----------------------------------------
                                        Name:  Robert J. Irving, Jr.
                                        Title: Secretary


                                    MHR INSTITUTIONAL PARTNERS II LP
                                    MHR INSTITUTIONAL PARTNERS IIA LP
                                    BY MHR INSTITUTIONAL ADVISORS II LLC, ITS GP


                                    By: /s/ Hal Goldstein
                                        ----------------------------------------
                                        Name: Hal Goldstein
                                        Title: Authorized Signatory


                                    HIGHLAND CAPITAL MANAGEMENT, L.P.


                                    By: /s/ James Dondero
                                        ----------------------------------------
                                        Name: James Dondero, CFA, CPA
                                        Title: President



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